Exhibit (n)(2)(e)
SCHEDULE A
(to PLF Multi-Class Plan)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R, Advisor
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R, Advisor
PL Portfolio Optimization Moderate Fund	A, B, C, R, Advisor
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R, Advisor
PL Portfolio Optimization Aggressive Fund	A, B, C, R, Advisor

PL Money Market Fund	A, B, C
PL Income Fund	A, C, I, Advisor
PL Floating Rate Income Fund	A, C, I, Advisor, P
PL High Income Fund	A, C, I, Advisor
PL Short Duration Income Fund	A, C, I, Advisor
PL Strategic Income Fund	A, C, I, Advisor
PL Alternative Strategies Fund	A, C, Advisor
PL Limited Duration High Income Fund	A,C, I, Advisor

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth Fund (formerly called PL Growth LT Fund)	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
PL Emerging Markets Debt Fund	P
PL Currency Strategies Fund	P
PL Global Absolute Return Fund	P
PL Precious Metals Fund	P
Effective: August 1, 2013